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                                                                    EXHIBIT (N)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 /Amendment No. 26 to the Registration Statement No. 333-131664 /811-06025 of Metropolitan Life Separate Account UL on Form N-6 of our report dated March 29, 2006, relating to the financial statements of Metropolitan Life Separate Account UL appearing in the Prospectus, which is part of such Registration Statement, and our report on the financial statements dated April 17, 2006 (October 18, 2006 as to Note 19), relating to Metropolitan Life Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in the method of accounting for certain non-traditional long duration contracts and separate accounts, and for embedded derivatives in certain insurance products as required by new accounting guidance which became effective on January 1, 2004, and October 1, 2003, respectively), appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Registered Public Accounting Firm" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are parts of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants

Tampa, Florida
December 7, 2006